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Exhibit 5.1.2

[Davies Ward Phillips & Vineberg LLP Letterhead]

                                                                                                  June 23, 2005

Celestica Inc.
1150 Eglinton Avenue East
Toronto, Ontario
M3C 1H7

Celestica Inc.
Public Offering

        We have acted as Canadian counsel to Celestica Inc. (the "Corporation") in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Corporation's registration statements on Form F-3 (Reg. Nos. 333-69278, 333-12272 and 333-50240), as amended, (collectively, the "Registration Statement") relating to the offering, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and a prospectus supplement thereto dated June 16, 2005 (the "Prospectus Supplement" and, together with the Prospectus, the "Prospectus and Prospectus Supplement") of 7 5/8% Senior Subordinated Notes due 2013 of the Corporation (the "Securities") to be issued pursuant to an indenture dated as of June 16, 2004 (the "Base Indenture"), a form of which is Exhibit 4.1.1 to the Registration Statement, and a supplemental indenture thereto dated as of June 23, 2005 (the "Supplemental Indenture" and, together with the Base Indenture, the "Note Indenture"), a form of which is Exhibit 4.2.2 to the Registration Statement, between the Corporation and JPMorgan Chase Bank, N.A.

        We have examined such corporate records of the Corporation, such certificates of officers of the Corporation, public officials and others, and such originals, copies or facsimiles of such other agreements, instruments, certificates and documents as we have deemed necessary or advisable as a basis for the opinion expressed below. We have also relied, as to certain matters of fact, on a certificate of an officer of the Corporation of even date herewith. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies or as facsimiles.

        Based and relying on and subject to the foregoing, we are of the opinion that the Securities have been duly authorized and, upon the issuance by the Corporation of the Securities upon the terms and subject to the conditions contemplated in the Note Indenture (including, without limitation, the receipt by the Corporation of the consideration therefor), the Securities will be validly issued.

        The opinions expressed herein are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement (as it may be amended from time to time) and to the reference to our firm under the heading "Legal Matters" in the Prospectus and Prospectus Supplement (as it may be amended from time to time), without thereby admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission thereunder for purposes of any part of the Registration Statement (as it may be amended from time to time), including this Exhibit.

        This opinion is being delivered to you for the purpose of inclusion as an Exhibit to the Registration Statement.

                                                                                                  Yours very truly,

                                                                                                  /s/ Davies Ward Phillips & Vineberg LLP

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  Exhibit 5.1.2
Celestica Inc. Public Offering